Exhibit 99.2

Fortune Rise Acquisition Corporation Announces Closing of

Initial Public Offering and Full Exercise of Over-Allotment Option

NEW YORK / November 5, 2021 — Fortune Rise Acquisition Corporation (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering of 9,775,000 units, including 1,275,000 units issued pursuant to the underwriters’ full exercise of the over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $97.8 million.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “FRLAU” on November 3, 2021.

The Company is sponsored by Fortune Rise Sponsor LLC and is led by a management team consisting of Chief Executive Officer and Director Lei Huang, Chairwoman & President Lei Xu, Chief Financial Officer Yuanmei Ma, and board members David Xianglin Li, Michael Davidov and Norman C. Kristoff.

The Company is a newly organized blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company is prohibited from undertaking an initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

Each unit sold in the offering consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one whole share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. After the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on NASDAQ under the symbols "FRLA" and "FRLAW," respectively.

US Tiger Securities, Inc. and EF Hutton, division of Benchmark Investments, LLC acted as the joint book running managers on the offering. EF Hutton, division of Benchmark Investments, LLC also acted as qualified independent underwriter.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained by contacting US Tiger Securities, Inc., 437 Madison Avenue, 27th Floor, New York, New York 10022; email: IB@ustigersecurities.com. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

A registration statement relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on November 2, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fortune Rise Acquisition Corporation

Fortune Rise Acquisition Corporation is a newly organized blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any business combination target and have not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company is prohibited from undertaking initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement, as amended from time to time, and prospectus for the offering filed with the SEC. Such forward-looking statements include the successful consummation of the Company's initial public offering or exercise of the underwriters’ over-allotment option. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

SOURCE Fortune Rise Acquisition Corporation